                                                                  Exhibit (a)(9)


                           Offer to Purchase for Cash

                     All Outstanding Shares of Common Stock
           (Including the Associated Preferred Share Purchase Rights)

                                       at

                              $8.45 Net Per Share

                                      and

         All Outstanding Shares of Series A Convertible Preferred Stock

                                       at

                             $105.625 Net Per Share

                                      and

          All Outstanding Warrants to Purchase Shares of Common Stock

                                       at

         $8.45 Net Per Warrant Less the Exercise Price of Such Warrant

                                       of

                                    PSC INC.

                                       by

                            MOHAWK ACQUISITION CORP.

                          a wholly owned subsidiary of

                                  MOHAWK CORP.


   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
      CITY TIME, ON MONDAY, JULY 17, 2000, UNLESS THE OFFER IS EXTENDED.


                                                                   June 19, 2000

To Our Clients:

   Enclosed for your consideration are an Offer to Purchase, dated June 19, 2000 (the "Offer to Purchase"), and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), in connection with the offer by Mohawk Acquisition Corp., a New York corporation ("Purchaser") and a wholly owned subsidiary of Mohawk Corp., a Delaware corporation ("Parent"), to purchase (a) all outstanding shares of common stock, par value $0.01 per share ("Common Stock"), of PSC Inc., a New York corporation ("PSC"), including the associated preferred share purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of December 30, 1997, as amended, between PSC and ChaseMellon Shareholder Services, L.L.C., as rights agent, at a purchase price of $8.45 per share, (b) all outstanding shares of Series A Convertible Preferred Stock, par value $0.01 per share ("Preferred Stock"), of PSC at a purchase price of $105.625 per share, and (c) the warrant exercisable prior to September 10, 2001, evidencing rights to purchase an aggregate of 180,000 shares of Common Stock at a price of $8.00 per share, at a purchase price of $0.45 per underlying share of Common Stock, and the warrants exercisable prior to July 12, 2006, evidencing rights to purchase an aggregate of 975,000 shares of Common Stock at a price of $5.25 per share, at a purchase price of $3.20 per underlying share of Common Stock (the "Warrants" and, collectively with the Common Stock and Preferred Stock, the "Securities"), in each case, net to the seller in cash, upon the terms and subject to the conditions described in the Offer to Purchase, and in the related Letter of Transmittal.

   We are (or our nominee is) the holder of record of Securities held for your account. A tender of such Securities can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Securities held by us for your account.

   We request instructions as to whether you wish to have us tender on your behalf any or all of the Securities held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

   Your attention is directed to the following:

     1. The tender price is as listed above per Security, net to you in cash, without interest thereon.

     2. The Offer is being made for all outstanding Securities.

     3. The Board of Directors of PSC has determined that the Merger Agreement and the transactions contemplated thereby, including each of the Offer and the Merger (as defined in the Offer to Purchase), are fair to, and in the best interests of, the holders of Securities, has approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including each of the Offer and Merger, and recommends that holders of Securities accept the Offer and tender their Securities pursuant to the Offer.

     4. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Monday, July 17, 2000, unless the Offer is extended.

     5. The Offer is conditioned upon, among other things, (i) there having been validly tendered and not withdrawn prior to the expiration of the Offer at least the number of shares of Common Stock, shares of Preferred Stock and Warrants (determined as if shares of Preferred Stock and Warrants have been converted into or exercised for shares of Common Stock) that, when added to Securities already owned by Parent, Purchaser and their subsidiaries, shall constitute two-thirds of the then outstanding shares of Common Stock on a fully diluted basis (including all shares of Common Stock issuable upon the conversion of any convertible securities or upon the exercise of any options, warrants or rights (other than the Rights)), (ii) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated prior to the expiration of the Offer and (iii) Purchaser having obtained sufficient financing prior to the expiration of the Offer to enable it to purchase the Securities to be purchased by it and to pay fees and expenses of the Offer and Merger. The Offer is also subject to certain other conditions contained in the Offer to Purchase. See Section 13 of the Offer to Purchase, which sets forth in full the conditions to the Offer.

     6. Tendering holders of Securities will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Securities by Purchaser pursuant to the Offer.

   The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Securities. Purchaser is not aware of any state where the making of the Offer or the acceptance of Securities pursuant thereto is prohibited by administrative or judicial action or by any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Securities pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Securities in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser or Chase Securities Inc. by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

   If you wish to have us tender any or all of your Securities held by us for your account, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Securities, all such Securities will be tendered unless otherwise specified in your instructions. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
          (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS),
        ALL OUTSTANDING SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK,
        AND ALL OUTSTANDING WARRANTS TO PURCHASE SHARES OF COMMON STOCK
                                  OF PSC INC.
                          BY MOHAWK ACQUISITION CORP.,
                          A WHOLLY OWNED SUBSIDIARY OF
                                  MOHAWK CORP.

   The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 19, 2000, and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Mohawk Acquisition Corp., a New York corporation and a wholly owned subsidiary of Mohawk Corp., a Delaware corporation, to purchase (a) all outstanding shares of common stock, par value $0.01 per share ("Common Stock") of PSC Inc., a New York corporation ("PSC"), including the associated preferred share purchase rights issued pursuant to the Rights Agreement, dated as of December 30, 1997, as amended, between PSC and ChaseMellon Shareholder Services, L.L.C., as rights agent, (b) all outstanding shares of Series A Convertible Preferred Stock, par value $0.01 per share ("Preferred Stock"), and (c) the warrant exercisable prior to September 10, 2001, evidencing rights to purchase an aggregate of 180,000 shares of Common Stock at a price of $8.00 per share, and the warrants exercisable prior to July 12, 2006, evidencing rights to purchase an aggregate of 975,000 shares of Common Stock at a price of $5.25 per share (such warrants, collectively with the Common Stock and Preferred Stock, the "Securities").

   This will instruct you to tender the number of Securities indicated below (or, if no number is indicated below, all Securities) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated: June 19, 2000

 Number of Securities to be Tendered*: ______________________________________
                                                       Shares of Common Stock

                           --------------------------------------------------
                               Shares of Series A Convertible Preferred Stock

                           --------------------------------------------------
                                                                     Warrants

 Date: __________________



                                   SIGN HERE

 ----------------------------------------------------------------------------
 Signature(s)

 ----------------------------------------------------------------------------
 ----------------------------------------------------------------------------
 Please type or print name(s)

 ----------------------------------------------------------------------------
 ----------------------------------------------------------------------------
 Please type or print address

 ----------------------------------------------------------------------------
 Area Code and Telephone Number

 ----------------------------------------------------------------------------
 Taxpayer Identification or Social Security Number

-------
*Unless otherwise indicated, it will be assumed that all Securities held by us for your account are to be tendered.